SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 22, 2000
(Date of Report (Date of Earliest Event Reported))

COVAD COMMUNICATIONS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25271 (Commission File Number)	77-0461529 (I.R.S. Employer Identification No.)

4250 Burton Drive,
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 987-1000
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

             On September 22, 2000, Covad Communications Group, Inc. (“Covad”) completed the acquisition of BlueStar Communications Group, Inc. (“ BlueStar”) pursuant to the terms of the previously reported Agreement and Plan of Merger and Reorganization, dated as of June 16, 2000 (the “Merger Agreement”), among Covad, a Delaware Corporation, Covad Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Covad and BlueStar, a Delaware Corporation. The outstanding BlueStar shares and stock options were converted into 6.3 million shares of Covad common stock and stock options (with the possibility of BlueStar shareholders receiving up to an additional 5.0 million shares based on an earnout calculation following the conclusion of BlueStar’s 2001 fiscal year). The amount of consideration was determined through arm’s length negotiations. Two of Blu eStar’s directors, Richard A. Shapero and Charles J. McMinn, have interests in Covad. Mr. Shapero is a director of Covad. Mr. McMinn is a founder and the Chairman of the Board of Covad. A current report on Form 8-K (the “Form 8-K” ) was filed October 5, 2000 reporting such event. This current report on Form 8-K/A sets forth that neither financial statements nor pro forma financial information originally omitted from the Form 8-K in accordance with the rules and regulations of the Securities and Exchange Commission are required to be filed pursuant to such rules and regulations.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

             Financial statements of business acquired:

               Not applicable.

             Pro forma financial information:

               Not applicable.

             Exhibits:

               None.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 29, 2000		COVAD COMMUNICATIONS GROUP, INC.
	By:	/s/ Dhruv Khanna

Name: Dhruv Khanna Title: Executive Vice President, General Counsel and Secretary